UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Unit 5D, Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events

Closing on the Sale of Real Property; Repayment of Loan

On October 1, 2020, 1612 E. Cape Coral Parkway Holding Co., LLC (“Seller”), a subsidiary of the Company, closed on the sale of the real property and improvements located at 1612 E. Cape Coral Parkway, Cape Coral, Florida (the “Property”) to Daniel Thom, as Trustee of Torstonbo Trust, a Florida revocable trust (“Buyer). A portion of the proceeds realized by the Seller from the sale of the Property were used to satisfy Seller’s obligations under a Promissory Note (“Note”) and Mortgage, Assignment of Rents, and Security Agreement (collectively, the “Loan Documents”) entered into on August 6, 2020 with Northern Equity Group, Inc., JKH Ventures, Inc., and Donald Ross, LLC pursuant to which Seller had borrowed the principal amount of $1 million. The Seller’s obligations under the Loan Documents were secured by a first mortgage on the Property.

The net proceeds realized by the Seller from the sale of the Property were $1,241,819 after deductions for repayment of the Note, broker commissions, and other fees, and costs.

Change in Address of Company

The Company’s location, and location of books and records has changed from Legacy Education Alliance, Inc., 1612 E. Cape Coral Parkway, Cape Coral, FL 33904 to Legacy Education Alliance, Inc., 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, FL 33909.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.
Date: October 2, 2020

	By:	/s/ James E. May
		Name:	James E. May
		Title:	Chief Executive Officer

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